A Partnership of
                                 Incorporated Professionals
DAVIDSON & COMPANY LLP---CHARTERED ACCOUNTANTS


                  CONSENT OF INDEPENDENT REGISTERED
                       PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form 20-F of Horizon Industries, Ltd. of our report dated May 30, 2007 appearing in the Proscpectus, which is part of such Registration Statement, and to the reference of us under the heading Experts in such Prospecuts.



                                  DAVIDSON & COMPANY LLP

                                  Chartered Accountants

Vancouver, Canada

August 30, 2007



                 A Member of SC INTERNATIONAL
1200-609 Granville Street, P.O. Box 10372, Pacific Centre,
Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172